Registration No.



                                    FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            Marvel Enterprises, Inc.
             (Exact name of registrant as specified in its charter)

                        (formerly known as Toy Biz, Inc.)

                  Delaware                                 13-3711775
  (State of incorporation or organization)  (I.R.S. Employer Identification No.)


             685 Third Avenue
         New York, New York                                     10017
(Address of principal executive offices)                      (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


 Title of each class                 Name of each exchange on which
 to be so registered                 each class is to be registered

Common Stock, par value $.01 per share           New York Stock Exchange




         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
N/A (The securities will be issued pursuant to Section 1145 of the United States Bankruptcy Code.)


Securities to be registered pursuant to Section 12(g) of the Act:   N/A

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.           Description of Registrant's Securities to be Registered.

                  A description of the Registrant's common stock, $.01 par value per share, is incorporated herein by reference to the Proxy Statement on Schedule 14A (SEC File No. 001-13638) as filed by the Registrant with the Securities and Exchange Commission on August 13, 1998 and in particular to the statements included therein under the caption "THE MARVEL PROPOSALS -- Securities to be Issued and Transferred under the Plan" on pages 82 -87.


Item 2.           Exhibits.

                  The following exhibits are filed as part of this registration statement.

                  1. Certificate of Incorporation of Registrant (incorporated by reference to Annex B of the Proxy Statement on Schedule 14A (SEC File No. 001-13638) as filed by the Registrant with the Securities and Exchange Commission on August 13, 1998) and

                  2. By-Laws of the Registrant (incorporated by reference to Annex C of the Proxy Statement on
                              Schedule 14A (SEC File No. 001-13638) as filed by the Registrant with the Securities and Exchange Commission on August 13, 1998).



752706.2

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                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


(Registrant)      Marvel Enterprises, Inc.


Date:  October 1, 1998



By:      /s/      WILLIAM H. HARDIE, III
         ---------------------------------------
         Name:    William H. Hardie, III
         Title:   Executive Vice President, Business Affairs



752706.2